UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): January 18, 2008

RxElite, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50299	62-0201385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1404 North Main, Suite 200 Meridian, Idaho		83642
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (208) 288-5550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2008, we entered into a letter agreement with Castlerigg Master Investments Ltd. (“Castlerigg”), pursuant to which we amended certain terms of (i) that certain Senior Secured Convertible Note, issued by us to the order of Castlerigg on December 31, 2007 in the principal sum of $10,500,000 (the “Note”), (ii) that certain warrant to purchase up to 13,985,083 shares of common stock issued by us to Castlerigg on December 31, 2007 (the “First Warrant”) and (iii) that certain warrant to purchase up to 4,661,694 shares of common stock issued by us to Castlerigg on December 31, 2007 (the “Second Warrant” and together with the First Warrant, the “Warrants”). Specifically, pursuant to the letter agreement, the Consolidated EBITDA (as defined in the Note) thresholds contained in Note for the fiscal quarter ending March 31, 2008 were lowered by $500,000 and the value of up to 1,000,000 shares of common stock that may be issued to consultants during the fiscal quarter ending March 31, 2008 was added to our Consolidated EBITDA for such fiscal quarter. In addition, the definition of “Excluded Securities” with respect to anti-dilution price protection in both the Note and the Warrants was expanded to include the issuance of up to 1,000,000 shares of common stock that may be issued to consultants during the fiscal quarter ending March 31, 2008.

The foregoing summary is not a complete description of the terms of the letter agreement, and reference is made to the complete text of such agreement, attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements And Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated January 18, 2008, between RxElite, Inc. and Castlerigg Master Investments Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXELITE, INC.

Dated: January 23, 2008	By:	/s/ Jonathan Houssian
Name: Jonathan Houssian
Title: Chief Executive Officer